SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 13, 2017 (April 7, 2017)

HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Florida	001-15931	98-0695811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kuanggong Road and Tiyu Road, 10th Floor,

Chengshi Xin Yong She, Tiyu Road,

Xinhua District, Pingdingshan, Henan Province

People’s Republic of China

467000

(Address of principal executive offices and zip code)

+86-3752882999

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure To Satisfy A Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2017, Hongli Clean Energy Technologies Corp. (the “Company”) received a Determination letter (the “Letter”) from the Nasdaq Stock Market LLC (the “Nasdaq”) notifying the Company of the Nasdaq Hearings Panel’s determination (the “Determination”) to i) delist the Company’s securities from the Nasdaq Capital Market and ii) suspend the trading of Company’s common stock, effective April 11, 2017 due to its failure to comply with Nasdaq Listing Rule 5250(c)(1) (the “Reporting Rule”). As of the date of this Current Report, the Company has not timely filed its Form 10-K for the year ended June 30, 2016 and Form 10-Qs for the quarters ended September 30, 2016 and December 31, 2016. Pursuant to the Letter, unless the Company requests a review of the Determination by the Nasdaq Listing and Hearing Review Council (the “Council”) by April 22, 2017, a Form 25-NSE will be filed with the SEC, causing the Company’s securities to be removed from listing and registration on the Nasdaq Capital Market. While the Company currently intends to request a review of the Determination by the Council, there can be no assurance that the Council will grant the Company’s request for additional time to regain compliance.

As previously reported, on October 12, 2016, the Company received a determination letter from the Nasdaq notifying the Company of the Nasdaq’s determination that the Company’s failure to timely file its annual report on Form 10-K for the fiscal year ended June 30, 2016 could serve as an additional basis for delisting from the Nasdaq Capital Market pursuant to the Reporting Rule. In addition, on November 16, 2016, the Company received an additional deficiency notice for the late filing of its periodic report on Form 10-Q for the quarter ended September 30, 2016, which could also serve as an additional basis for delisting pursuant to Listing Rule 5250(c)(1). The Company had previously been notified that it did not comply with the $1.00 bid price requirement for continued listing, as set forth in Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”).  In response, on October 27, 2016, the Company effected a 1-for-10 reverse stock split and its bid price has since remained above $1.00 per share. Based on the foregoing, the Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”). Following the oral hearing before the Panel on November 17, 2016, on November 21, 2016, the Company received written notification that the Panel had determined that the Company has regained compliance with the Minimum Bid Price Rule and has granted the Company’s request for continued listing pending the filing of its delinquent reports and any necessary restatements with the Securities and Exchange Commission (the “SEC”) through January 31, 2017. On January 30, 2017, the Company informed the Panel that its auditor had notified the Company on January 26, 2017 that it would need additional time to complete the audit. The Panel granted the Company’s request for extension of exception period pending the filing of its delinquent reports and any necessary restatements with the SEC by March 31, 2017. On March 31, 2017, the Company informed the Panel that it had decided to seek a different auditor and therefore was not able to comply with the Reporting Rule.

Item 7.01.	Regulation FD Disclosure.

Notwithstanding of the period in connection with the suspension of Company’s securities described in the foregoing Letter, on April 7, 2017, Nasdaq announced through a press release that it has halted the trading of Company’s securities, effective 12:15pm on April 10, 2017, for “additional information requested” from the Company at a last sale price of $4.6399. Trading will remain halted until Company fully satisfies Nasdaq’s request for such additional information.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2017	HONGLI CLEAN ENERGY TECHNOLOGIES CORP.

	By:	/s/ Jianhua Lv
	Name:	Jianhua Lv
	Its:	Chief Executive Officer